Exhibit 10.1

LIMITED WAIVER AND FIRST AMENDMENT TO

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

This LIMITED WAIVER AND FIRST AMENDMENT TO TERM LOAN, GUARANTEE AND SECURITY AGREEMENT (this “Amendment”) is made as of June 28, 2024, by and among DRAGONFLY ENERGY CORP. (“Borrower”), DRAGONFLY ENERGY HOLDINGS CORP. (F/K/A CHARDAN NEXTECH ACQUISITION 2 CORP) (“Holdings”), the Lenders signatory hereto (the “Required Lenders”), and ALTER DOMUS (US) LLC, as agent on behalf of the Lenders under the Loan Agreement (as hereinafter defined) (in such capacity, the “Agent”).

WHEREAS, Borrower, Holdings, the Required Lenders and the Agent are parties to that certain Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022 (as amended, modified, extended, restated, replaced, and/or supplemented from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 4.2(a) of the Loan Agreement, the Credit Parties are required to measure the Senior Leverage Ratio as of the last day of the Fiscal Quarter ending June 30, 2024 (the “Senior Leverage Ratio Test”);

WHEREAS, pursuant to Section 4.2(c) of the Loan Agreement, the Credit Parties are required to measure the Fixed Charge Coverage Ratio for the trailing four (4) Fiscal Quarter period ending on June 30, 2024 if Liquidity is less than $15,000,000 as of the last day of the Fiscal Quarter ending June 30, 2024 (the “Fixed Charge Coverage Ratio Test” and together with the Senior Leverage Ratio Test, the “Tests”); and

WHEREAS, the Credit Parties have requested that the Agent and the Required Lenders (i) waive the Tests for the Fiscal Quarter ending June 30, 2024 and (ii) amend certain provisions of the Loan Agreement and, subject to the satisfaction of the conditions set forth below, each of the Agent and the Required Lenders are willing to waive the Tests for the Fiscal Quarter ending June 30, 2024 and amend the Loan Agreement on the terms set forth herein.

NOW THEREFORE, the Credit Parties, the Required Lenders and the Agent each hereby agrees as follows:

1. Defined Terms. All terms used but not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

2. Limited Waiver. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, each of the Agent (acting at the direction of the Required Lenders) and the Required Lenders hereby waives the Tests for the Fiscal Quarter ending June 30, 2024; provided that such waiver is applicable only to the Tests for the Fiscal Quarter ending June 30, 2024 and to no other current or prospective financial covenants under the Loan Agreement.

3. Amendments to Loan Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, the Loan Agreement is hereby amended as of the date hereof as follows:

(a) Section 1.5 (Interest) shall be amended by amending and restating clause (b) thereof to read as follows:

(b) Borrower shall pay interest to Agent for the pro rata benefit of the Lenders on the outstanding balance of the Loan on a quarterly basis. Interest shall be payable on the balance of the Loan (i) quarterly in arrears and shall be due on the first Business Day of each Fiscal Quarter, (ii) on the Maturity Date of the Loan, and (iii) if any interest accrues or remains payable after the Maturity Date of the Loan, upon demand by Agent. For each Payment Date from the Closing Date until and including October 1, 2024 (other than the Payment Date occurring on July 1, 2024 which is governed by the provided clause at the end of this sentence), interest shall be payable partly in cash and payable partly in-kind at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin, with the portion payable in-kind at the Applicable PIK Rate which shall be capitalized, compounded and thereby increase the outstanding principal amount of the Loan on a quarterly basis on each such Payment Date; provided, that solely in the case of the Payment Date occurring on July 1, 2024, all interest payable on such Payment Date shall be payable in-kind at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin which shall be capitalized, compounded and thereby increase the outstanding principal amount of the Loan on such Payment Date. For each Payment Date occurring on and after January 1, 2025 (for the avoidance of doubt, including all interest accruing for the period beginning October 1, 2024 and ending December 31, 2024), all interest shall be payable in cash at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin.

(b) Section 4.2 (Financial Covenants) shall be amended by amending and restating clause (b) thereof to read as follows:

(b) Liquidity. The Credit Parties shall not permit their Liquidity (determined on a consolidated basis) to be less than (i) $3,500,000 as of the last day of the Fiscal Month ending June 30, 2024 and (ii) $10,000,000 as of the last day of each Fiscal Month thereafter (commencing with the Fiscal Month ending July 31, 2024).

4. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the below:

(a) counterparts of this Amendment shall have been executed and delivered by the Credit Parties, the Agent and the Required Lenders;

(b) Holdings shall have issued to the Lenders, on or about the date of this Amendment, penny warrants exercisable to purchase 2,100,000 shares of Holdings’ common stock, which penny warrants shall be in form and substance satisfactory to the Lenders;

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(c) the Borrower shall have paid the legal fees and expenses of Chapman and Cutler LLP, counsel for the Required Lenders, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and other services rendered in connection with the Loan Agreement prior to the date hereof; and

(d) to the extent invoiced prior to execution of this Amendment, the Borrower shall have paid the legal fees and expenses of Holland & Knight LLP, counsel for the Agent, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and other services rendered in connection with the Loan Agreement prior to the date hereof.

5. Representations and Warranties.

(a) The Credit Parties represent and warrant that after giving effect to this Amendment, the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

(b) The Credit Parties represent and warrant that after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing on and as of the Effective Date.

6. Covenants. The Credit Parties shall deliver to the Lenders (or their counsel) by no later than July 12, 2024, original, wet ink signed pages (signed by Holdings) to the warrants referred to in Section 3(b) above. It shall be an immediate Event of Default under the Loan Agreement if the Lenders (or their counsel) have not received such signed pages by July 12, 2024.

7. Loan Document. This Amendment is designated a Loan Document by the Agent.

8. Full Force and Effect. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents. Except as expressly amended hereby, the Loan Agreement shall continue unmodified and in full force and effect in accordance with the provisions thereof on the date hereof. This Amendment shall be limited precisely as drafted and shall not imply an obligation on the Agent or any Lender to consent to any matter on any future occasion. As used in the Loan Agreement, the terms “Agreement,” “this Agreement,” “this Loan Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall mean, unless the context otherwise requires, the Loan Agreement as modified by this Amendment.

9. CHOICE OF LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to be as effective as an original signature page delivered manually.

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11. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

12. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent.

13. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

14. Release of Claims. In consideration of the Required Lenders’ and the Agent’s agreements contained in this Amendment, the Borrower and Guarantor hereby irrevocably release and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower and Guarantor ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

15. Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

16. Agent. Each of the Required Lenders, by their execution of this Amendment, hereby directs the Agent to execute this Amendment. In doing so, the Agent shall be entitled to all of its rights, benefits and protections set forth in the Loan Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER:	DRAGONFLY ENERGY CORP.

	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer

HOLDINGS :	DRAGONFLY ENERGY HOLDINGS CORP. (F/K/A CHARDAN NEXTECH ACQUISITION 2 CORP.)

	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President

SIGNATURE PAGE TO LIMITED WAIVER

AGENT:	ALTER DOMUS (US) LLC

	By:	/s/ Pinju Chiu
	Name:	Pinju Chiu
	Title:	Associate Counsel

SIGNATURE PAGE TO LIMITED WAIVER

LENDERS:	ENERGY IMPACT CREDIT FUND I LP

	By:	Energy Impact Credit Fund I GP LLC, its general partner

	By:	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Managing Partner

ENERGY IMPACT CREDIT FUND II LP

	By:	Energy Impact Credit Fund II GP LLC, its general partner

	By:	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Managing Partner

SIGNATURE PAGE TO LIMITED WAIVER

BP HOLDINGS XVII LP

By:	BPC AS Cayman LLC, its General Partner
By:	BPC AS LLC, its Manager

By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Portfolio Manager

SIGNATURE PAGE TO LIMITED WAIVER